SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2003(March 18, 2003)


                              CAMBRIDGE HEART, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                      000-20991                 13-3679946
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer
      of Incorporation)                                      Identification No.)

                                1 Oak Park Drive
                          Bedford, Massachusetts          01730
               (Address of Principal Executive Offices) (Zip Code)

                                 (781) 271-1200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On March 21, 2003, Cambridge Heart, Inc. issued a press release announcing that it has received a notice from Nasdaq indicating that the Company has not regained compliance with the $1.00 per share minimum bid price requirement for continued inclusion in The Nasdaq SmallCap Market under Nasdaq Marketplace Rule 4310(c)(4). The Company also announced that it intends to file an appeal and request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and to present a plan to regain compliance for continued listing. The hearing request will stay the delisting of the Company's common stock, which is scheduled for the opening of business on March 27, 2003, pending the Panel's decision. There can be no assurance the Panel will grant the Company's request for continued listing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

Exhibit No.          Item
-----------          -----
99.1                 Press release, dated March 21, 2003.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CAMBRIDGE HEART, INC.
                                                           (Registrant)

Date:      March 21, 2003        By: /s/ Robert B. Palardy
                                    --------------------------------------------
                               Name:  Robert B. Palardy
                              Title:  Chief Financial Officer and
                                      Vice President, Finance and Administration



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                                  EXHIBIT INDEX


Exhibit No.          Description
-----------          -----------
99.1                 Press release, dated March 21, 2003.

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